Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

Trio Petroleum Corp.

(Exact Name of Registrant as Specified in its Charter)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	Other (2)	300,000	(3)	$1.19	(4)	$357,000.00	$153.10 per $1,000,000 of the proposed maximum aggregate offering price	$54.66
Equity	Common stock, par value $0.0001 per share	Other (2)	210,000	(5)	1.19	(4)	249,900.00	$153.10 per $1,000,000 of the proposed maximum aggregate offering price	38.26
Total Offering Amounts							$606,900.00		$92.92
Total Fee Offsets									-
Net Fee Due									$92.92

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Rule 457(c) and Rule 457(h).
(3)	Represents shares of the issuer’s common stock issuable pursuant to the issuer’s 2022 Equity Incentive Plan, as amended by Amendment No. 1 to increase the number of shares of common stock reserved for issuance thereunder, which amendment was approved by the issuer’s stockholders on August 15, 2024.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. Based on the average of the high ($1.32) and low ($1.06) sale prices of the common stock, as reported on NYSE American on March 4, 2025, which date is within five business days prior to filing this registration statement.
(5)	Represents shares of the issuer’s common stock issued prior to the filing of this registration statement and held by the selling stockholders named in this registration statement in connection with such selling stockholders’ provision of services to the issuer.